UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report - August 21, 2006
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22810 (Commission File Number)	03-0311630 (IRS Employer Identification Number)

1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
(Address of principal executive offices)

(856) 778-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) Mace Security International, Inc. (the “Company”) and Louis D. Paolino, Jr. entered into an Employment on August 21, 2006 (“Employment Agreement”). Louis D. Paolino, Jr. is the President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The Company obtained a Compensation Study from a third party consulting firm prior to entering into the Employment Agreement.

(a)(2) The principal terms of the employment agreement, which expire on August 21, 2009, include:

            (i) an annual salary of $450,000;

            (ii) three separate option grants for common stock under the Corporation’s Stock Option Plan at an exercise price equal to the close of market on the date of grant. The first grant shall be an option exercisable into 450,000 shares of common stock to be awarded within two days of the date of the Employment Agreement, the second option grant (“Second Grant”) is to be awarded within five days of the first yearly anniversary date of the Employment Agreement and the third option grant (“Third Grant”) is to be awarded within five days of the second yearly anniversary date of the Employment Agreement. The amount of shares (“Option Shares”) the Second Grant and Third Grant shall be exercisable into shall be determined by the Company’s Compensation Committee, based on a then current compensation study of the Chief Executive Officer position. The amount of Option Shares to be awarded is to be calculated so that the Black-Scholes Value of the Option Shares, at time of grant, plus the $450,000 annual compensation paid to Mr. Paolino equals no less then the “market consensus total direct compensation” amount paid by the comparable companies to their chief executive officers, as set forth in the compensation study obtained by the Compensation Committee. The options with respect to each of the grants shall be fully vested on the date of the grant.

            (iii) a bonus of (a) one percent (1%) of the sales price of any car washes sold, except two car washes currently under an agreement of sale for which no bonus will be paid; and (b) three percent (3%) of the purchase or sales price of any other business sold or purchased, the three percent (3%) amount to be reduced by the amount of any fee paid to an investment banker hired by the Company where the investment banker located the transaction and conducted all negotiations, and no deduction will be made for a fee paid to any investment banker for a fairness opinion or other valuation;

            (v) a payment of 2.99 times Mr. Paolino’s average total compensation (base salary plus any bonuses plus the value of any option award, valued using the Black Scholes method) over the past five years, upon termination of employment under certain conditions or upon a change in control. If Mr. Paolino receives the change of control bonus, his employment agreement can then be terminated without an additional payment.

            (vi) provision for Company standard medical and other employee benefits;

            (vi) a car at a lease cost of $1,500 per month;

            (vii) prohibition against competing with the Company during employment and for a three-month period following a termination of employment.

The Employment Agreement is attached to this Current Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed herewith:

10.1 Employment Agreement dated August 21, 2006 between Mace Security International, Inc. and Louis D. Paolino, Jr.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mace Security International, Inc.

Dated: August 22, 2006	By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.  Description

10.1   Employment Agreement dated August 21, 2006, between Mace Security International, Inc., and Louis D. Paolino, Jr.